 EXHIBIT 10.7

LOAN AGREEMENT

This Agreement is made on October 30, 2017 by and between AmeriCann, Inc. (“AmeriCann”) and James F. Barton, Jr., the Brad W. Opel Revocable Trust and the JTO Irrevocable Trust (collectively the “Lenders”).

1.     The Lenders agree to lend AmeriCann $800,000. The loan will be funded on October 30, 2017 and will be evidenced by a promissory note (the “Note”) in the form attached as Exhibit A. The Note may be prepaid at any time, without penalty, on 5 days’ notice to the Lenders. All payments pursuant to the Note will be made to James F. Barton, Jr.

2.     The loan will be secured by a Second Deed of Trust, in the form attached as Exhibit B, on AmeriCann’s property in Denver, Colorado (the “Denver Property”).

3.     The loan proceeds will be used as follows:

     $600,000.00      –      Construction Escrow Account

     $142,291.65      –      MMP lease payments thru Nov 17, 201

     $  57,708.35       –      AmeriCann working capital

     $800,000.00

4.     Following the closing of any sale of the Denver property or AmeriCann’s notice to prepay the Note, the Lenders will have 10 days to notify AmeriCann in writing as to whether the Lenders want to:

●	use all or a portion of the net proceeds from the sale of the Denver property to purchase restricted shares of AmeriCann’s common stock at a price of $1.50 per share; or

●	have the net proceeds applied to the unpaid accrued interest and principal amount of the Note.

5.     The Construction Escrow Account will be held at Century Bank in Boston, Massachusetts and will be administered according to Sections 9.1 and 9.2 of the Ground Lease dated October 17, 2016 between Massachusetts Medical Properties, LLC and AmeriCann.

6.     The primary use of funds deposited into the Construction Escrow Account will be to prepare the Massachusetts Medical Cannabis Center for the first phase of development which will include a pad-ready site for Building 3 and the improvements to the entrance and roadways for the entire project. (See Exhibit C). Funds will be disbursed pursuant to a Construction Disbursement Agreement dated October 26, 2017. Although the estimated expenditures on Exhibit C are less than $600,000, the entire $600,000 referenced in Section 3 of this Agreement will be deposited in the Construction Escrow Account for use in the construction of the Massachusetts Medical Cannabis Center.

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7.     As further consideration for the loan, AmeriCann will issue the following warrants to the Lenders:

Name of Warrant Holder	Shares Issuable Upon Exercise of Warrant

James F. Barton, Jr.	330,000
Brad W. Opel Revocable Trust	206,250
JTO Irrevocable Trust	123,750

The warrants will be in the form attached as Exhibit D and can be exercisable, by each individual Warrant Holder up to their prorata interest of the $800,000 Convertible Note at a price of $1.50 per share any time on or before October 30, 2022.

8.     Within three months of the full or partial exercise of the warrants or the conversion of all or any portion of the Note, AmeriCann will take all actions necessary for the shares of AmeriCann’s common stock issuable upon the exercise of the warrants or the conversion of the Note to be available for sale in the public market.

9.      This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of Colorado without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction. Any dispute, claim, suit, action or other legal proceeding arising out of the transactions contemplated by this Agreement or the rights and obligations of each of the parties shall be brought only in a competent court in Colorado or in the federal courts of the United States of America located in Colorado. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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10.    AmeriCann shall pay the fees, mortgagees title insurance premium and expenses of any advisers, counsel, accountants and other experts, if any, and all other expenses incurred bincident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Lender in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be.

11.     This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

12.     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

13.     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14.     This Agreement is the Final Agreement between the Company and the Lenders with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

15     Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

AmeriCann, Inc.

3200 Brighton Blvd., Unit 114

Denver, CO 80216

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If to the Lenders:

James F. Barton, Jr.

14 Greenway Plaza #21R

Houston, TX  77046

Brad W. Opel Revocable Trust

1241 Mimosa Court

Marco Island, FL 34145

JTO Irrevocable Trust

1241 Mimosa Court

Marco Island, FL 34145

Each party shall provide five (5) business days prior written notice to the other party of any change in address or email address.

16.     This Agreement may be assigned at the discretion of the Lenders.

17.     This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.     The Company and the Lenders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, as determined solely by the Company in consultation with its counsel. The Lenders acknowledge that this Agreement may be deemed to be a “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Lenders further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

19.     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

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22.     The Lenders shall have all rights and remedies and under this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law.

22.     To the extent that the Company makes a payment or payments to the Lenders hereunder or the Lenders enforce or exercise their rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Agreed to and accepted.

AMERICANN, INC.

By: /s/ Timothy Keogh

Timothy Keogh, Chief Executive Officer

LENDERS

/s/ James F. Barton

James F. Barton, Jr.

Brad W. Opel Revocable Trust

By: /s/ Brad W. Opel

       Trustee

JTO Irrevocable Trust

By: /s/ Tyler Opel

       Trustee

AmeriCann Loan Agree. Opel Tim CHGS 10-30-17

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EXHIBIT A

$800,000

CONVERTIBLE NOTE

AmeriCann, Inc. (herein referred to as the “Company”), for value received, hereby promises to pay to the order of James F. Barton, Jr., the Brad W. Opel Revocable Trust, and the JTO Irrevocable Trust, (collectively the “Lender”) the principal sum of $800,000, at the offices of James F. Barton, Jr., 14 Greenway Plaza, #21R, Houston, TX 77046 in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at said office, in like coin or currency, and to pay interest at maturity on the unpaid principal at the rate of 8% per annum. Notwithstanding the above, all payments pursuant to the Note will be made to James F. Barton, Jr.

All unpaid principal and interest will be due and payable on April 30, 2018.

At the option of the holder hereof, this Note or any portion hereof which is $1,000 or any integral multiple of $1,000 may, at any time on or before the close of business on the maturity date of this Note, be converted at the principal amount hereof, or of such portion hereof, into fully paid and non-assessable shares of common stock of the Company. Upon surrender of this Note to the Company at its office, accompanied by written notice of election to convert and (if so required by the Company) instruments of transfer in form satisfactory to the Company, duly executed by the holder or by his duly authorized attorney. Any fractional shares from a conversion will be rounded to the nearest whole share.

The number of shares of the Company’s common stock which will be issued upon any conversion will be determined by dividing the amount to be converted by $1.50, which amount will be proportionately adjusted in the event of any stock split or capital reorganization.

At the option of the Lender, the unpaid principal balance of this Note, plus all accrued and unpaid interest, shall become immediately due, payable, and collectible, without notice or demand, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

(a)     The Company fails to make any payment on the date on which such payment becomes due and payable under this Note;

(b)     The Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in its agreements with the Lender and the breach or default continues uncured for a period of five business days after the date on which notice of the breach or default is first given to the Company, or ten business days after the Company becomes, or should have become aware of such breach or default;

(c)     The Company files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against the Company.

Upon declaration of a default hereunder, the balance of the principal remaining unpaid, and all other costs, and fees shall be immediately due and payable and interest shall accrue on any unpaid interest and principal at a default rate of 18% per annum. In the event of default, the Company agrees to pay all costs of collection, including reasonable attorney’s fees.

This Note will be secured by a Second Deed of Trust on the following property:

4200 – 4290 Monaco Street, Denver, CO 80216

This Note shall be deemed to be a contract made under the laws of Colorado and for all purposes shall be construed in accordance with the laws of Colorado.

Dated: October 30, 2017	AMERICANN INC.

By:
Timothy Keogh, Chief Executive Officer

AmeriCann Convertible Note 10-6-17

EXHIBIT B

DEED OF TRUST

(Due on Transfer – Strict)

THIS DEED OF TRUST is made this 30th day of October, 2017 between AmeriCann, Inc. (“Borrower”), whose address is 3200 Brighton Blvd., Unit 144, Denver, CO 80216, and the Public Trustee of the City and County of Denver; for the benefit of James F. Barton, Jr., The Brad W. Opel Revocable Trust, and the JTO Irrevocable Trust (collectively the “Lender”), whose address is c/o James F. Barton, Jr., 14 Greenway Plaza, #21R, Houston, TX 77046.

Borrower and Lender covenant and agree as follows:

1.     Property in Trust. Borrower, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following legally described property located in the City and County of Denver, State of Colorado:

See Exhibit A.

Known as No.	4200 – 4290 Monaco St.,	Denver,	CO	80216,
	Street Address	City	State	Zip

Together with all its appurtenances (Property).

2.     Note: Other Obligations Secured. This Deed of Trust is given to secure to Lender:

2.1     the repayment of the indebtedness evidenced by Borrower’s note (Note) dated October 13, 2017 in the principal sum of $800,000, with interest on the unpaid principal balance from October 13, 2017 until paid, at the rate of 8%;

2.2      the payment of all other sums, with interest thereon at 8% per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

2.3      the performance of the covenants and agreements of Borrower herein contained.

3.     Title. Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations and covenants, if any, as of this date.

4.     Payment of Principal and Interest. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, and late charges as provided in the Note, and shall perform all of Borrower’s other covenants contained in the Note.

5.     Application of Payments   All payments received by Lender under the terms hereof shall be applied by Lender first in payment of amounts due pursuant to §23 (Escrow Funds for Taxes and Insurance), then to amounts disbursed by Lender pursuant to §9 (Protection of Lender’s Security), and the balance in accordance with the terms and conditions of the Note.

6.     Prior Mortgages and Deeds of Trust; Charges; Liens.   Borrower shall perform all of Borrower’s obligations under any prior deed of trust and any other prior liens. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, by Borrower making payment when due, directly to the payee thereof. Despite the foregoing, Borrower shall not be required to make payments otherwise required by this section if Borrower, after notice to Lender, shall in good faith contest such obligation by or defend enforcement of such obligation in legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Borrower making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

7.     Property Insurance.   Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term “extended coverage” in an amount at least equal to the lesser of (a) the insurable value of the Property, or (b) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as “Property Insurance”.

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender’s right to reject the chosen carrier for reasonable cause. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least ten (10) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Insurance proceeds shall be applied to restoration or repair of the Property damages, provided said restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, of if Borrower fails to respond to Lender within 30 days from the date notice is given in accordance with §16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender’s option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in §4 (Payment and Principal and Interest) and §23 (Escrow Funds for Taxes and Insurance) or change the amount of such installments. Notwithstanding anything herein to the contrary, if under §18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

8.     Preservation and Maintenance of Property.   Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower’s obligations under any declarations, covenants, by-laws, rules or other documents governing the use, ownership or occupancy of the Property.

9.     Protection of Lender’s Security. Except when Borrower has exercised Borrower’s rights under §6 above, if Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, then Lender, at Lender’s option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to:

9.1     any general or special taxes or ditch or water assessments levied or accruing against the Property;

9.2     the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

9.3     sums due on any prior lien or encumbrance on the Property;

9.4     if the Property is a leasehold or is subject to a lease, all sums due under such lease;

9.5     the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lender’s interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver’s fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of Lender or holder of the certificate of purchase;

9.6     all other costs and expenses allowable by the evidence of debt or this Deed of Trust; and

9.7     such other costs and expenses which may be authorized by a court of competent jurisdiction.

Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

Any amounts disbursed by Lender pursuant to this §9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in §2.2 (Note: Other Obligations Secured). Nothing contained in this §9 shall require Lender to incur any expense or take any action hereunder.

10.     Inspection.   Lender may make or cause to be made, reasonable entries upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender’s interest in the Property.

11.     Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender as herein provided. However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust with the excess, if any, paid to Borrower. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lender and Borrower, in the same ratio as the amount of the sums secured by this Deed of Trust, immediately prior to the date of taking bears to Borrower’s equity in the Property immediately prior to the date of taking. Borrower’s equity in the Property means the fair market value of the Property, less the amount of sums secured by both this Deed of Trust, and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

If the Property is abandoned by Borrower or if, after notice by Lender to Borrower that the condemner offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender’s option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in §4 (Payment of Principal and Interest) and §23 (Escrow Funds for Taxes and Insurance) nor change the amount of such installments.

12.     Borrower not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest to Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower’s successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason for any demand made by the original Borrower nor Borrower’s successors in interest.

13.     Forbearance by Lender Not a Waiver.   Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

14.     Remedies Cumulative.   Each remedy provided in the Note and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Note and this Deed of Trust, or afforded by law or equity, and may be exercised concurrently, independently or successively.

15.     Successors and Assigns Bound; Joint and Several Liability; Captions.   The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of §24 (Transfer of the Property; Assumption). All covenants and agreements of Borrower shall be joint and several. The captions and headings of the sections in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

16.     Notice.   Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower, or (2) mailing such notice by first class U.S. mail, addressed to Borrower at Borrower’s address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender, or (2) mailing such notice by first class U.S. mail, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

17.     Governing Law; Severability. The Note and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provisions, and to this end the provisions of the deed of Trust and Note are declared to be severable.

18.     Acceleration; Foreclosure; Other Remedies. Except as provided in §24 (Transfer of the Property; Assumption), upon borrower’s breach of any covenant or agreement of Borrower in this Deed of Trust, or upon any default in a prior lien upon the Property (unless Borrower has exercised Borrower’s rights under §6 above), at Lender’s option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney’s fees.

If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower’s rights as is provided by law. Trustee shall record a copy of such notice and shall cause publication of the legal notice as required by law in a legal newspaper of general circulation in each county in which the property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender’s designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see the application of the purchase money.

Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee’s and attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

19.     Borrower’s Right to Cure Default. Whenever foreclosure is commenced for non-payment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney’s fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

20.     Assignment of Rents; Appointment of Receiver; Lender in Possession. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under §18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Lender or the holder of the Trustee’s certificate of purchase shall be entitled to a receiver for the Property after Acceleration under §18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice; notice being hereby expressly waived.

Upon Acceleration under §18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected by Lender or the receiver shall be applied first, to payment of the costs of preservation and management of the Property, second, to payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

21.     Release. Upon payment of all sums secured by this Deed of Trust, Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Borrower shall pay all costs of recordation and shall pay the statutory Trustee’s fees. If Lender shall not produce the Note as aforesaid, then Lender, upon notice in accordance with §16 (Notice) from Borrower to Lender, shall obtain, at Lender’s expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

22.     Waiver of Exemptions. Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

23.     Taxes. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust.

24.     Transfer of the Property; Assumption. The following events shall be referred to herein as a “Transfer”; (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof o interest therein); (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein); (iii) or an agreement granting a possessory right in the Property (or any portion thereof), in excess of 3 years; (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in Borrower; and (v) the reorganization, liquidation or dissolution of Borrower. Not to be included as a Transfer are, (x) the creation of a lien or encumbrance subordinate to this Deed of Trust; (y) the creation of a purchase money security interest for household appliances; or (z) a transfer by devise, descent or by operation of the law upon the death of a joint tenant. At the election of Lender, in the event of each and every Transfer:

24.1     all sums secured by this Deed of Trust shall become immediately due and payable (Acceleration).

24.2     if a transfer occurs, and should Lender not exercise Lender’s option pursuant to this §24 to accelerate, Transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust, including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. Lender may, without notice to Borrower, deal with Transferee in the same manner as with Borrower with reference to said sums, including the payment or credit to Transferee of undisbursed reserve Funds on a payment in full of said sums, without in any way altering or discharging Borrower’s liability hereunder for the obligation hereby secured.

24.3     should Lender not elect to Accelerate upon the occurrence of such Transfer then, subject to §24.2 above, the mere fact of a lapse of time of the acceptance of payment subsequent to any such events, whether or not Lender had actual or constructive notice of such Transfer, shall not be deemed a waiver of Lender’s right to make such election now shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall not be a waiver of estoppel of Lender’s said rights.

25.     Borrower’s Copy. Borrower acknowledges receipt of a copy of the Note and this Deed of Trust.

October __, 2017	AMERICANN, INC.

By:
Timothy Keogh, Chief Executive Officer

STATE OF COLORADO	)
CITY AND	)ss
COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this _____ day of October, 2017 by Timothy Keogh, who represented to me that he is the Chief Executive Officer of AmeriCann, Inc.

WITNESS my hand and official seal.

Notary Public
My Commission expires:

AmeriCann Deed of Trust 10-6-17

EXHIBIT C

Pad Ready Budgeted Items

Anchor bolt & rebar shop drawing review	$2,110
On site soils testing & Geotechnical monitoring	$20,000
JRD Earthwork to achieve pad ready	$124,000
JRD Excavation De-watering	$2,000
Rebar shop drawings, order & fabricate foundation rebar	$11,385
Barnes Pre Engineered building anchor bolts	$2,823
Foundation insulation - 2 inch - 4V - 2H	$7,000
Dumpsters	$1,200
Temporary bathroom facilities	$1,200
Travel expenses	$1,600
Campanelli Insurance	$740
Hawkeye Fencing - entire parcel	$27,500
JRD - Clearing for B1 and B3, Erosion Controls, Mobilization	$38,500
Web Cam & Job Trailer	$5,000
GC Labor and Fee	$11,500
Invoice #8 - Architect, Environmental Engineer, Campanelli	$12,391
Barnes Pre Engineered Building Design	$10,830
CBRE	$128,677
Project Executive time	$5,760
Senior Project Manager	$1,920
Project Manager time	$14,400
Assistant Project Manager time	$3,840
Project Superintendent	$37,400
Campanelli Fee	$9,495
Building permit fee	$12,000
Total	$493,271

AmeriCann Pad Ready Budget Exh. C 10-10-17

EXHIBIT D

AMERICANN, INC.

WARRANT TO PURCHASE COMMON STOCK

This is to certify that, FOR VALUE RECEIVED, _________, or registered assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from AmeriCann, Inc. (the “Company”), __________ shares of the common stock of the Company (“Common Stock”). This Warrant may be exercised at a purchase price of $1.50 per share at any time on or prior to October 30, 2020. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as may be adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock”; and the exercise price of a share of Common Stock in effect at any time, and as may be adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

(a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time but not later than 5.00 P.M., Mountain time, on October 30, 2020, if the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Shares of Warrant Stock specified in such form, together with all Federal and state taxes applicable upon such exercise.

If this Warrant should be exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and shall deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares of Warrant Stock purchasable hereunder. Upon receipt by the Company of this Warrant at the office or the agency of the Company, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the Shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares of Warrant Stock shall not then be actually delivered to the Holder.

(b) Reservation of Shares of Warrant Stock. The Company hereby agrees that, at all times, there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

(c) Fractional Shares. No fractional Shares of Warrant Stock or scrip representing fractional Shares of Warrant Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share of Warrant Stock called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share determined as follows:

(i)     If the Company's Common Stock is publicly traded, the average daily closing prices for 30 consecutive trading days immediately preceding the date of exercise of this Warrant. The closing price for each day shall be the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way, on the principal national securities exchange in which the Company's Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, the last sale price of such Common Stock on the consolidated transaction reporting system of the National Association of Securities Dealers ("NASD"), if such last sale information is reported on such system, or if not so reported, the average of the closing bid and asked prices of such Common Stock on the National Association of Securities Dealers Automatic Quotation system ("NASDAQ"), or any comparable system, or if the Common Stock is not listed on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

(ii)     If the Company's Common Stock is not publicly traded, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(d)     Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Shares of Warrant Stock purchasable hereunder. This Warrant may not be sold, hypothecated, assigned, or transferred prior to the date this Warrant is first exercisable. Any assignment shall be made subject to the provisions of Section (j) by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon, the Company, without charge, shall execute and shall deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.

This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and will deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(e)     Rights of the Holder. The Holder, by virtue hereof, shall not be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

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(f)     Anti-Dilution Provisions.

(i)      Adjustment of Price. Anything in this Section (f) to the contrary notwithstanding, if the Company shall issue, at any time, Common Stock or convertible securities by way of dividend, forward stock split or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Stock, the Exercise Price shall be proportionately decreased in the case of such issuance, forward stock split, or distribution (on the day following the date fixed for determining shareholders entitled to receive such additional shares) or proportionately increased in the case of such combination (on the date that such combination shall become effective), provided, however, should the Company cancel or fail to make such dividend or other distribution or other issuance, the Exercise Price shall be forthwith adjusted to the price which would have prevailed prior to the Company setting such record date.

(ii)     No Adjustment for Small Amounts. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

(iii)     Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Units of Warrant Stock, calculated to the nearest full shares, obtained by multiplying the number of shares of Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

(g)     Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an Officer's Certificate showing the adjusted Exercise Price, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment. Each such Officer's Certificate shall be made available at all reasonable times for inspection by the Holder; and the Company, after each such adjustment, shall forthwith deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

(h)     Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or shall make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company; reclassification of the capital stock of the Company; consolidation or merger of the Company with or into another corporation; sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation; or voluntary or involuntary dissolution, liquidation, or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (l0) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution, or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, is to be fixed, as of which the holders of record shall be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

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(i)     Reclassification, Reorganization or Merger. In case of any reclassification, or capital reorganization (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, or capital reorganization) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of Stock and other securities and property receivable upon such reclassification; capital reorganization; or other consolidation, merger, sale, or conveyance as may be issued or payable with respect to or in exchange for the number of Shares of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization; capital reorganization; or other consolidation, merger, sale or conveyance not taken place. Any such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications; capital reorganizations; and to successive consolidations, mergers, sales, or conveyances.

In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Stock, any such issue shall be treated as an issue of Stock covered by the provisions of subsection (f) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(j)     Transfer to Comply with the Securities Act of l933.

(i)     This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred, or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current Prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (k) with respect to any resale or other disposition of such securities.

(ii)     The Company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

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The shares represented by this Certificate have not been registered under the Securities Act of l933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(l)     Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of Delaware.

AMERICANN, INC.

By

      Timothy Keogh, Chief Executive Officer

AmeriCann Warrant $1.50 10-6-17

5

PURCHASE FORM

                        Dated            .

The undersigned hereby irrevocable elects to exercise the within Warrant to the extent of purchasing         Shares of Warrant Stock and hereby makes payment of $                   in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

                  (Please typewrite or print in block letters)

Address

Signature

ASSIGNMENT FORM

FOR VALUE RECEIVED,

hereby sell, assigns, and transfers unto:

Name:

                     (Please typewrite or print in block letters)

Address:

the right to purchase the Common Stock represented by this Warrant to the extent of              shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                    attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature

Dated:                      .

AmeriCann Warrant $1.50 10-6-17

AmeriCann Loan Agree. Opel Tim CHGS 10-30-17

 6